Data as of 5/31/16

Manager’s Commentary

Market Review

There was increased profit taking and stock rotation in May after the gains in March and April. Previously weak sectors, including technology and health care, rallied, while more cyclical sectors, such as materials and energy, pulled back. Chinese equities quickly weakened at the beginning of May, on concerns that the improvement in recent economic data releases was not sustainable. Towards the end of the month, the equity markets regained momentum as a result of stronger US economic data and resilient oil prices.

Taiwan equities also enjoyed a rally during the month which was driven by technology stocks. There was a recovery in component orders for companies in the Apple supply chain ahead of the iPhone 7 launch. Taiwan's new President, Tsai Ing-wen, was inaugurated during the month. Fears that Taiwan's relationship with China would deteriorate have been unfounded in the short term, which has led to a degree of relief in the capital markets.

Fund Review

During the month, the Fund's Net Asset Value ("NAV”) return underperformed the MSCI Golden Dragon Index (the "Benchmark Index”). Stock selection in the financials sector, in particular mid-sized Chinese banks, detracted from performance. This was partly offset by strong stock selection in the information technology sector.

The top detractor during the month was Li & Fung Ltd., one of the world's largest sourcing companies with a global network and customer base. With almost 80% of its revenue coming from the United States and Europe, the company is sensitive to retail demand in developed markets. While we do not expect a strong recovery from developed markets, we believe the current valuation has already priced in the challenging outlook. As one of the largest sourcing suppliers, with a good track record of gaining clients, the company's business model and market positioning is difficult to replicate. As the stock is trading at 10x PE, and has a dividend yield of 7%, we expect the low valuation to provide a floor for the share price.

After a pullback in April, Digital China Holdings Ltd., a small-cap Chinese technology service provider, rebounded strongly in May and was the Fund's top contributor. We believe that the previous correction was overdone as investors took profits after the payment of a special dividend from the sale of its low margin IT distribution business. Now the company is shifting its focus towards higher value added IT services businesses such as cloud, big data, agricultural IT, and smart city initiatives. We believe this business transition will add significant value, but will also take time, so patience is required before the market reflects the long-term growth potential.

Key Transactions

Within the technology sector, we exited Baidu, Inc. due to concerns about the impact of the government's investigation into this company, and increased our existing exposure to Alibaba Group Holding Ltd. The potential for tighter regulation regarding Baidu's core advertising business is likely to be an overhang for its share price. We therefore chose to switch our Baidu exposure to Alibaba, which we like for its accelerating revenue growth from e-commerce and improving investor disclosure, which we believe will improve sentiment.

Outlook

As we have mentioned in earlier reports, the overall economic outlook in China will remain challenging as the Chinese government has to strike a delicate balance between keeping reforms on track and setting a floor for economic growth. We believe the risk of a systematic collapse is low and that following the market declines earlier in 2016, there are a number of stocks that offer good long-term opportunities.

We remain positive on China's technological transformation. The rise of e-commerce, for example, has been accelerating and also encompasses other areas, such as strong demand for mobile data. We prefer internet companies with diversified sources of revenue, as well as telecom service providers that see improving free cash flow as 4G CAPEX spending starts to decline. Another long-term theme is China's manufacturing upgrade. With the improvement of technology and product quality, Chinese companies are becoming competitive on a global scale and gaining market share from overseas competitors, particularly in the industrial and information technology sectors.

We believe the Greater China equity space will continue to be a market for stock pickers. We will utilize the market volatility to our advantage, adding to stocks that have overcorrected but still have good structural growth potential. One example is our recent addition of Brilliance China Automotive Holdings Ltd., an automotive company that has a joint venture in China with BMW, after price weakness year-to-date. Its high-end product positioning, strong model pipeline, and high quality management team with a proven execution track record, should help the company gain market share in coming years.

In Brief
Fund Data
Description	Seeks to achieve longterm capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$259.7
Median Market Cap (in billions)	$6.6
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA, CMA Lead Portfolio Manager

Performance (US$ Returns) (as of 5/31/16)
	Fund	Benchmark[1]
One Month	-1.14%	-0.14%
Three Month	6.58%	8.92%
One Year	-28.33%	-21.94%
Three Year	1.15%	1.72%

Net Asset Value / Market Price
Net Asset Value / (NAV) Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 5/31/16)	$16.52 / $14.30

High / Low Ranges (52-Week)
High / Low NAV	$25.59 / $14.65
High / Low Market Price	$21.89 / $12.85
Premium/Discount to NAV (as of 5/31/16)	-13.44%

Fund Data (Common Shares)
Shares Outstanding	15,722,675
Average Daily Volume	39,194
Expense Ratio	1.34%

Fund Manager

Christina Chung, CFA, CMA
Lead Portfolio Manager

[1]	MSCI Golden Dragon Index.

The China Fund, Inc.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Returns For Periods Ending May 31, 2016*
	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	-1.14%	6.58%	-6.98%	-28.33%	1.15%	-0.35%	9.49%	9.67%
Market Price	-1.65%	6.24%	-7.86%	-27.33%	1.16%	-1.07%	7.85%	8.64%
MSCI Golden Dragon Index	-0.14%	8.92%	-2.23%	-21.94%	1.72%	0.38%	5.93%	—

Calendar Year Returns
	2008	2009	2010	2011	2012	2013	2014	2015
NAV	-46.95%	72.83%	27.26%	-24.37%	12.12%	18.31%	7.82%	-5.51%
Market Price	-40.65%	72.19%	23.60%	-27.51%	20.52%	12.70%	5.29%	-6.38%
MSCI Golden Dragon Index	-49.37%	67.12%	13.60%	-18.35%	22.65%	7.25%	8.06%	-7.12%

Past performance is not a guide to future returns.
*Annualized for periods greater than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at May 31,2016. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation
	Fund	Benchmark[1]
Information Technology	30.51%	31.13%
Financials	23.63%	33.14%
Industrials	17.57%	6.87%
Consumer Discretionary	11.31%	7.57%
Telecom Services	6.05%	6.46%
Energy	3.12%	3.77%
Consumer Staples	1.87%	2.39%
Health Care	1.45%	1.27%
Materials	0.26%	2.88%
Utilities	0.00%	4.51%
Other assets & liabilities	4.22%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation
	Fund	Benchmark[1]
China	74.94%	75.61%
Hong Kong Red Chips	31.88%	10.51%
Hong Kong 'H' shares	11.74%	21.12%
Equity linked securities ('A' shares)	1.90%	0.00%
China 'A' & 'B' shares	0.00%	0.15%
Other Hong Kong securities	29.42%	31.16%
Others	0.00%	12.66%
Taiwan	20.84%	24.39%
Other assets & liabilities	4.22%	0.00%

Top 10 Holdings
TAIWAN SEMIC CO LTD (Taiwan)	8.23%
TENCENT HOLDINGS LTD (China)	6.47%
CK HUTCHISON HOLDINGS LTD (H.K.)	4.74%
SUN HUNG KAI PROPERTIES LTD (H.K.)	4.61%
HONG KONG EXCHANGES AND CLEARING LTD (H.K.)	4.39%
CHINA OVERSEAS LAND & INV (China)	4.26%
CHINA MERCHANTS BANK CO LTD (China)	3.72%
QINGLING MOTORS CO LTD (China)	3.66%
ALIBABA GROUP HOLDING LTD (China)	3.62%
CHINA MOBILE LTD (China)	3.52%

Portfolio Characteristics
	Fund	Benchmark[1]
P/E Ratio	13.06	11.97
P/B Ratio	1.44	1.25
Issues in Portfolio	39	284
Foreign Holdings (%)	95.78	100.00
Other assets & liabilities (%)	4.22	0.00
Yield (%)	2.99	2.96

1.  MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)

Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/8/06	12/19/06	12/21/06	12/29/06	$4.01170	$0.29960	$2.73090	$0.98120
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—
12/16/15	12/23/15	12/28/15	1/6/16	$1.49580	$0.21330	$0.84620	$0.43630

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full
Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Information Technology					30.47
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	156.50	4,461,000	21,407,328	8.23
TENCENT HOLDINGS LTD	700	172.60	757,500	16,829,108	6.47
ALIBABA GROUP HOLDING LTD	BABA	82.00	114,718	9,406,876	3.62
DELTA ELECTRONICS INC	2308	150.00	1,680,359	7,728,750	2.97
DIGITAL CHINA HOLDINGS LTD	861	6.40	9,360,000	7,710,695	2.96
ADVANTECH CO LTD	2395	241.00	798,841	5,903,279	2.27
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	0.65	56,362,000	4,715,605	1.81
LARGAN PRECISION CO LTD	3008	2,720.00	41,000	3,419,548	1.31
GOLDPAC GROUP LTD	3315	3.04	5,521,000	2,160,374	0.83
Financials					23.59
SUN HUNG KAI PROPERTIES LTD	16	91.20	1,022,000	11,997,297	4.61
HONG KONG EXCHANGES AND CLEARING LTD	388	185.70	477,900	11,423,169	4.39
CHINA OVERSEAS LAND & INVESTMENT LTD	688	23.30	3,698,000	11,090,739	4.26
CHINA MERCHANTS BANK CO LTD	3968	15.90	4,731,500	9,683,529	3.72
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	34.75	1,819,500	8,138,503	3.13
FUBON FINANCIAL HOLDING CO LTD	2881	38.50	4,270,000	5,040,859	1.94
CATHAY FINANCIAL HOLDING CO LTD	2882	37.70	3,462,000	4,002,067	1.54
Industrials					17.49
CK HUTCHISON HOLDINGS LTD	1	90.05	1,064,000	12,332,838	4.74
ZHUZHOU CRRC TIMES ELECTRIC CO LTD	3898	43.35	1,468,000	8,191,300	3.15
CHINA EVERBRIGHT INTERNATIONAL LTD	257	8.30	7,256,000	7,751,987	2.98
BEIJING ENTERPRISES HOLDINGS LTD	392	40.35	1,182,500	6,141,612	2.36
QINGDAO PORT INTERNATIONAL CO LTD	6198	3.73	6,596,000	3,166,848	1.22
ZHENGZHOU YUTONG BUS CO A	600066	19.60	910,530	2,710,158	1.04
CN STATE CONSTRUCTION INTERNATIONAL HOLDINGS LTD	3311	9.88	2,110,000	2,683,348	1.03
KING SLIDE WORKS CO LTD	2059	345.00	239,000	2,528,325	0.97
Consumer Discretionary					11.31
QINGLING MOTORS CO LTD	1122	2.55	28,960,000	9,505,532	3.66
SANDS CHINA LTD	1928	29.70	1,634,800	6,249,694	2.40
LI & FUNG LTD	494	3.95	9,798,000	4,981,638	1.92
CITIGROUP GLOBAL MARKETS HOLD (exch. for CHINA CYTS TOURS HOLDIN)	N/A	3.02	1,635,575	4,939,437	1.90
BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LTD	1114	7.52	2,224,000	2,152,734	0.83
TUNG THIH ELECTRONIC CO LTD	3552	456.00	111,000	1,552,043	0.60
Telecom Services					6.06
CHINA MOBILE LTD	941	88.70	801,000	9,145,213	3.52
CHINA UNICOM HONG KONG LTD	762	8.37	3,762,000	4,053,050	1.56
CHUNGHWA TELECOM CO LTD	2412	110.00	755,000	2,546,570	0.98
Energy					3.11
CNOOC LTD	883	9.27	6,788,000	8,099,519	3.11
Consumer Staples					1.87
WANT WANT CHINA HOLDINGS LTD	151	5.49	4,418,000	3,122,020	1.20
VINDA INTERNATIONAL HOLDINGS LTD	3331	13.72	984,000	1,737,748	0.67
Health Care					1.45
CSPC PHARMACEUTICAL GROUP LTD	1093	7.07	2,892,000	2,631,815	1.01
3SBIO INC	1530	7.70	1,156,000	1,145,740	0.44
Materials					0.26
TIANGONG INTERNATIONAL CO LTD	826	0.48	11,240,000	687,223	0.26

Source: State Street Bank and Trust Company, IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

The China Fund, Inc.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund's annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

©2016 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	FS-CHN-0516